Transition Agreement

This Transition Agreement (the “Agreement”) is entered into by and between Convera Corporation (the “Company”) and Matthew G. Jones (“Mr. Jones”) on April  22, 2010.

Recitals

WHEREAS, the Company and Mr. Jones entered into an Employment Agreement on December 6, 2006 (the “Employment Agreement”) with respect to Mr. Jones’ employment arrangement as Chief Financial Officer of the Company; and

WHEREAS, the Company engaged in a transaction in which the Company’s operating business was contributed to a wholly owned subsidiary of the Company (“Sub”) by the Company’s assignment of all of the business-related assets of the Company to Sub and Sub’s assumption of all of the liabilities of the Company (the “Contribution”); and, thereafter, Sub and Convera Technologies, LLC entered into a business combination (the “Merger”) with VSW2, Inc., Firstlight Online Limited or its successor, affiliates and merger subsidiaries with VSW2 as the surviving company (“Newco”).  The date of consummation of the Merger is herein referred to as the Merger Date.

WHEREAS, Mr. Jones has become an employee of Newco and the Company wishes to retain the services of Mr. Jones in connection with the dissolution and winding up of the Company from and after the Merger Date.

NOW, THEREFORE, in consideration of the provisions and promises contained herein, the Company and Mr. Jones agree as follows:

1. Mr. Jones agrees to continue in his position as Chief Financial Officer of the Company; however, such position will be held while Mr. Jones is a consultant to the Company, as set forth in Section 2, and not an employee of the Company.  As of the Merger Date, Mr. Jones’ employment with the Company has ceased.  Mr. Jones will become an employee of Newco and the Company will retain services of Mr. Jones as a consultant in connection with the dissolution of the Company and the orderly winding down of the Company’s business, effective the Merger Date.

2. The scope of Mr. Jones’ consulting services shall be those normally performed by a public company chief financial officer, including, without limitation, preparing the Company’s financial statements and filings with the Securities and Exchange Commission in a timely fashion, working with the Company’s independent public accounting firm in the audit and review of the Company’s annual and quarterly financial statements, as applicable, signing certifications as required, coordinating with Newco and other relevant entities in which the Company holds equity interest to obtain necessary financial and operational records, continuing the Company’s internal control over financial reporting, dealing with accounts payable and performing other duties of a chief financial officer in order to orderly wind down the Company’s business and complete the Company’s dissolution and liquidation.  Mr. Jones shall report to the Company’s Board of Directors.

3. For the services set forth in Section 2, the Company agrees to pay Mr. Jones compensation annualized at $50,000 per year, payable on a semi-monthly basis in arrears, commencing the Merger Date.  The compensation amount shall be “grossed up” by an amount equal to the employer portion of the Medicare tax.  Payment shall be made within 15 days after submission by Mr. Jones of a semi-monthly invoice indicating in reasonable detail time spent and services performed.  The Company will reimburse Mr. Jones for all reasonable, ordinary and necessary business expenses incurred by him in conjunction with his service to the Company hereunder.  In addition, the Company shall pay to Mr. Jones bonus payments as follows:  (i) a one-time bonus of $10,000 in the aggregate amount in cash upon completion of the filing of the Form 10-K for fiscal 2010 and (ii) a one-time bonus in an aggregate amount of $30,000 in cash, each less applicable withholdings, in a lump sum upon the final liquidation of the Company in accordance to a Plan of Dissolution and Liquidation adopted by the Company on September 22, 2009; provided that Mr. Jones shall perform his responsibilities and obligations in accordance with this Agreement and shall not breach this Agreement and that all filings which Mr. Jones has supervision over are made on a timely basis.  “Timely basis” for purposes of this Agreement shall mean either that such filings were made with the Securities and Exchange Commission (the “SEC”) within the periods prescribed by SEC regulations (including any extension under Rule 12b-25 of the Securities Exchange Act of 1934) or such delinquency in filing was not reasonably due to the adequacy of the services provided by Mr. Jones and his subordinates.

4. Subject to Mr. Jones signing and delivering to the Company the general release of claims in favor of the Company and related persons and entities in the form of Exhibit A attached hereto (the “Release”) following the expiration of the seven-day revocation period as specified in the Release, the Company will pay Mr. Jones an aggregate amount of $250,000 in cash, less applicable withholdings (the “Transition Fee”), in a lump sum, provided that the Release has become effective prior to such date.

5. All of Mr. Jones’ stock options will terminate as of the Merger Date.

6. In accordance with the Company’s standard policies and practices, the Company will reimburse Mr. Jones for reasonable, ordinary and necessary out-of-pocket business expenses incurred by him or on behalf of the Company through the Merger Date.

7. Within 5 days following the date of the signing of this Transition Agreement, the Company shall pay Mr. Jones for his accrued but unused vacation time, if any, due and owing as of the date hereof in accordance with the Company’s standard policies and practices less applicable withholdings.

8. As of the Merger Date, the Company shall cease Mr. Jones’ health and dental coverage provided through the Company; thereafter, Mr. Jones may extend such coverage at his own expense through COBRA continuation.

9. Mr. Jones hereby acknowledges that, except as set forth expressly in this Agreement, he is not entitled to receive any other payments or benefits in connection with the transition, either under this Agreement or under any other prior arrangement or agreement.  Except as provided herein, upon completion of the Merger as described above, this Agreement supersedes, cancels and replaces any other agreement or arrangement between Mr. Jones and the Company, written or oral.  Any right or entitlement in effect or available to Mr. Jones under any such other agreement or arrangement is hereby unconditionally and irrevocably waived by Mr. Jones.  Notwithstanding the foregoing, any employee confidentiality agreement and any other agreement between Mr. Jones and the Company by which Mr. Jones has assigned intellectual property to the Company shall remain in effect.  The Company makes no representation or warranty and shall have no liability to Mr. Jones, his heirs, executors, administrators or assigns if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, but do not satisfy an exemption from, or the conditions of, such Section.

10. The Company hereby represents that the Company has no knowledge of any pending or threatened claims against Mr. Jones in his capacity as an officer or director of the Company or of any basis therefore.

11. Either party may terminate this Agreement upon 60 days’ prior written notice to the other party, without liability to the other party.

12. This Agreement may not be changed or altered, except by a writing signed by the Company and Mr. Jones.  The parties agree that if any provision of this Agreement is deemed invalid, the remaining provisions will still be given full force and effect to the largest extent permissible under applicable law.  Further, any material breach of this Agreement by Mr. Jones shall excuse the Company from further performance of this Agreement.  The remedies set forth herein are not intended to exclude any other remedies available to either party at law or equity.

13. This Agreement shall be governed by and, for all purposes, construed and enforced in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed in such state.  The Company and Mr. Jones agree that the federal or state courts of the Commonwealth of Virginia shall have sole and exclusive jurisdiction over any claim or cause of action relating to this Agreement or Mr. Jones’ employment by the Company or the transition hereunder, and Mr. Jones hereby consents to accept service of process as provided under Virginia law or by registered mail, return receipt requested, and waives any objection to personal jurisdiction of Mr. Jones in the state or federal courts of the Commonwealth of Virginia.

IN WITNESS WHEREOF, this Transition Agreement has been duly executed and delivered by the parties on the day and year first written above.

CONVERA CORPORATION	MATTHEW G. JONES
By: /s/ Jeffrey White Authorized Signature	/s/ Matthew G. Jones Signature
Dated: 4/22/2010	Dated: 4/22/2010

Exhibit A

GENERAL RELEASE BY MATTHEW G. JONES

I, Matthew G. Jones, in consideration of the payments and benefits provided to me by Convera Corporation (together with its subsidiaries and affiliates, the “Company”) under the Transition Agreement, dated as of April 22, 2010 (the “Agreement”), the receipt and sufficiency of which are hereby expressly acknowledged by me, do hereby release and forever discharge as of the date hereof the Company and all present, former and future owners (direct and indirect), shareholders, directors, officers, affiliates, agents, representatives, benefit plan administers, employees, attorneys, parents, subsidiaries, divisions, branches, units, successors and assigns of the Company (collectively, the “Released Parties”) to the extent provided below.

1.
I understand that any payments or benefits paid or granted to me under the Agreement represent consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive the payments and benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company.  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive by virtue of any employment by the Company (as of the date hereof).

2.
Except for Sections 2 – 4 of this Agreement with respect to payments to be made to me for services to be rendered to the Company in the wind-down period, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, had, have or may have, which arise out of or are connected with my employment with, or transition out of, the Company (including, but not limited to, any allegation, claim or violation, arising under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).  For the avoidance of doubt, Claims shall not include any claim that arises out of a breach of the Agreement (or any other agreement between me and the Company) by the Company occurring after the date hereof.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims.  I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.  I acknowledge that this General Release does not affect my right to file a charge or complaint with any federal, state or local agency or to participate or cooperate in such a matter.  However, I also acknowledge that I am not entitled to monetary damages resulting from actions brought by any federal, state or local agency.

5.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself or any improper or unlawful conduct.

6.
I agree to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained.  I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excepts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

7.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

8.
Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)	I HAVE READ IT CAREFULLY;

(b)
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF THE 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)	I HAVE BEEN ADVISED TO CONSULT WITH MY OWN ATTORNEY AND TAX ADVISOR BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON FEBRUARY 9, 2010 TO CONSIDER IT AND THE CHANGES MADE SINCE THE FEBRUARY 9, 2010 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)	THE CHANGES TO THE AGREEMENT SINCE FEBRUARY 9, 2010 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

(g)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OR ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

/s/Mathew G. Jones
Name:  Matthew G. Jones
Date:  April 22, 2010